UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                                      June 12, 2007

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                 805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 12, 2007, Mr. Steven J. Goldman, Chairman of the Board, advised the Company that he was resigning from the office of Chairman of the Board and as an employee of the Company effective June 12, 2007.    Mr. Goldman will remain in service to the Company as a non-employee member of the Board of Directors.

Effective June 12, 2007, Mr. Jay Walters has been elected by the Board of Directors to serve as the new Chairman of the Board.  Mr. Walters has been a non-employee independent director of the Company since 2000, and has served as the Company’s Lead Director under Corporate Governance guidelines adopted in 2003.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index

99.1                           Press release reporting the resignation of Steve Goldman from the office of Chairman of the Board and as an employee of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2007	POWER-ONE, INC.

	By:	/s/ William T. Yeates
William T. Yeates
Chief Executive Officer